Ohr Pharmaceutical, Inc. 8-K

Exhibit 10.42

OHR PHARMACEUTICAL, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

1.           Purposes. The purposes of the Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan are:

(a)          To further the growth, development and success of the Company and the Affiliates by enabling employees and directors of, and consultants to, the Company and the Affiliates and other persons and entities who, in the opinion of the Committee (as defined below), are in a position to make a significant contribution to the success of the Company or its subsidiaries to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success and motivating such employees, directors and consultants to exert their best efforts on behalf of the Company and the Affiliates; and

(b)          To maintain the ability of the Company and the Affiliates to attract and retain employees, directors and consultants of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company and the Affiliates which will reflect the growth, development and success of the Company and the Affiliates.

Toward these objectives, the Committee may grant Options and Restricted Stock, to such employees, directors and consultants and other persons and entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, all pursuant to the terms and conditions of the Plan.

2.           Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)          “Affiliate” means any entity, other than the Company, that is affiliated with the Company through stock or equity ownership and is designated as an Affiliate for purposes of the Plan by the Board or the Committee. For purposes of ISOs, Affiliate means any present or future corporation that is or would be a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Code Section 424(e) and (f).

(b)          “Agreement” means a written or electronic award agreement or other instrument evidencing an Award, as described in Section 3(e).

(c)          “Award” means an Option or Restricted Stock.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

(f)          “Committee” means the Compensation Committee of the Board, the Board or such other Board committee as may be designated by the Board to administer the Plan in accordance with Section 3(b).

(g)          “Company” means Ohr Pharmaceutical, Inc., a Delaware corporation, or any successor entity.

(h)          “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the securities exchange that is, on such date, the principal market for the Shares, or, if no Shares were traded on such securities exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, Fair Market Value shall mean the fair market value of a Share as of a given date as determined by the Committee in its good faith discretion.

(i)          “Incentive Stock Option” or “ISO” means a right to purchase Shares granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which is designated as an “incentive stock option” and which is intended to meet the requirements of Section 422 of the Code.

(j)          “Option” means a right to purchase Shares granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

(k)          “Participant” means an individual who is eligible, pursuant to Section 5, and who has been selected, pursuant to Section 3(c), to participate in the Plan, and who holds one or more outstanding Awards under the Plan.

(l)          “Period of Restriction” means the period during which shares of Restricted Stock are subject to a substantial risk of forfeiture and the transfer of shares of Restricted Stock is limited in some way, as provided in Section 7.

(m)          “Plan” means this Amended and Restated 2014 Ohr Pharmaceutical, Inc. Stock Incentive Plan, initially adopted on February 3, 2014.

(n)          “Restricted Stock” means Shares awarded to a Participant under the Plan subject to a Period of Restriction in accordance with the terms and conditions set forth in Section 7.

(o)          “Sale of the Company” means (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of the merger or consolidation of the Company with or into another entity, or (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person (defined as any individual, corporation, general or limited partnership, limited liability company, joint stock company, joint venture, estate, trust, association, organization or any other entity or government body) or group of affiliated Persons (other than an underwriter) acting in concert, of the Company’s voting securities if, after such closing, such Person or group of affiliated Persons would hold substantially all of the outstanding shares of the Company (or the surviving or acquiring entity).

(p)          “SEC” means Securities and Exchange Commission.

(q)          “Share” means a share of common stock, par value $.0001 per share, of the Company.

2

3.           Administration of the Plan. (a) In General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references in this Plan to the Committee shall apply to the Board unless the context requires otherwise.

(b)          Committee. The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than two (2) members of the Board who are “independent directors” under the rules of the NASDAQ Capital Market and the SEC. Appointment of Committee members shall be effective upon their acceptance of such appointment. The initial term of service on the Committee of a Committee member shall be one year, subject to the following sentence. Committee members may be removed by the Board at any time, with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

(c)          Authority of Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Among other things, the Committee shall have discretionary authority, in accordance with the terms of the Plan, to:

(i)          determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amounts of Awards granted under the Plan;

(ii)         select, from time to time, from among those eligible, the employees, directors and consultants to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company’s or an Affiliate’s management;

(iii)        determine the sizes and types of Awards;

(iv)        determine the other terms and conditions of any Awards granted under the Plan;

(v)         grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or any Affiliate;

(vi)        determine the periods for which Awards will be outstanding;

(vii)       establish and administer any terms, conditions, performance criteria, conditions and goals, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award, including the Period of Restriction, and determine the extent to which any performance goals or other terms and conditions of an Award are attained or not attained;

3

(viii)      grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of, or termination of the Period of Restriction with respect to, any Award;

(ix)         make all determinations under the Plan concerning termination of any Participant’s employment or service with the Company or an Affiliate, including (as applicable) whether such termination occurs for cause or due to disability or retirement and whether a leave of absence constitutes a termination of service;

(x)          determine whether a Sale of the Company shall have occurred;

(xi)         amend or adjust the terms and conditions of any outstanding Award or adjust the number or class of shares subject to any outstanding Award;

(xii)         make all valuation determinations relating to Awards and payment, settlement or conversion thereof;

(xiii)       offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(xiv)      determine whether, and to what extent and under what circumstances, Awards may be settled in cash, Shares or other property;

(xv)       subject to applicable laws and rules, determine the date an Award is granted;

(xvi)      establish, adopt, amend, waive or rescind rules, regulations, procedures, guidelines, forms or instruments for the Plan’s operation or administration;

(xvii)     construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Agreement;

(xviii)    construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan or any Agreement or any other instrument relating to any Awards;

(xix)       at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules and methods of withholding or providing for the payment of required taxes; and

(xx)        exercise all such other authorities, take any and all such other actions and make all such other determinations as the Committee deems necessary or advisable for the proper operation or administration of the Plan.

4

(d)          Discretionary Authority; Decisions Binding. The Committee and the Board (including for purposes of this paragraph any appropriately delegated person) shall have full discretionary authority in all matters related to the discharge of their respective responsibilities and the exercise of their respective authority under the Plan. All determinations, decisions, actions and interpretations made or taken by the Board or the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all Participants and all other persons having or claiming to have any right or interest in or under the Plan or any Agreement (provided, however, that in the event of any conflict between the Board and the Committee, the determination, decision, action or interpretation of the Board shall control). The Committee may consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any director, officer or employee of the Company or an Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Board or the Committee with respect to such Participant only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s or the Committee’s decision or action was arbitrary or capricious or was unlawful.

(e)          Award Agreements. Each Award shall be evidenced by an Agreement, which shall be (i) delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award, and (ii) executed by the Company and such Participant, unless the Agreement provides otherwise. The effectiveness of an Award shall not be subject to the related Agreement’s being executed by the Company or the Participant receiving such Award unless specifically so provided in the Agreement. The Committee shall determine the form and content of all Agreements, subject to the terms and conditions of the Plan. The Committee may provide for the use of electronic, internet or other non-paper Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(f)          Procedures. A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee. However, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3(f) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

(g)          Counsel, Other Service Providers. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys or consultants, accountants, appraisers, brokers and other persons as it deems necessary or appropriate. In accordance with Section 13, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(h)          Indemnification. In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

4.           Shares Subject to the Plan. (a) Number of Shares Available for Awards. The shares subject to Awards granted under the Plan shall be 1,500,000 Shares. Such Shares subject to the Plan may be either authorized and unissued Shares (which will not be subject to preemptive rights) or previously issued Shares acquired by the Company or any Affiliate.

5

(b)          Adjustment. Notwithstanding any of the foregoing limitations set forth in this Section 4, the number of Shares specified in this Section 4 shall be adjusted as provided in Section 12.

(c)          Rules for Calculating Shares Delivered. Any Shares subject to an Award which for any reason expires or is terminated, cancelled or forfeited (including any shares subject to a Participant’s Award that are repurchased by the Company at the Participant’s cost) without having been fully exercised, vested or satisfied, or is settled for cash or otherwise terminates without the issuance of shares, may, to the extent of any such expiration, termination, cancellation, forfeiture or settlement, again be granted pursuant to an Award, subject to the limitations of this Section 4. If the exercise price of any Option or tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 4(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price of an Option or the tax withholding obligations relating to such Award, such shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 4(a).

5.           Eligibility. Employees, directors (whether or not also employees) and consultants of the Company and the Affiliates and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.

6.           Terms and Conditions of Stock Options.

(a)          Grant of Options. Options may be granted under the Plan from time to time by the Committee subject to all the applicable provisions of the Plan, including the terms and conditions of this Section 6, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement. The number of Shares subject to an Option shall be determined by the Committee and stated in the Agreement evidencing such Award.

(b)          Exercise Price. The exercise price per Share subject to each Option shall be determined by the Committee and stated in the Agreement; provided, however, that such exercise price shall not be less than (i) one hundred percent (100%) of the Fair Market Value of a Share subject to such Option at the time that such Option is granted, in the case of an ISO, or (ii) the par value of a Share subject to such Option in the case of an Option that is not an ISO.

(c)          Exercisability. Each Option shall be exercisable in whole or in such installments, at such times and under such conditions, as may be determined by the Committee in its discretion in accordance with the Plan and stated in the Agreement, and over a period of time ending not later than ten (10) years from the date such Option was granted, subject to paragraph (g) of this Section 6.

6

(d)          Exercise. Each Option may be exercised by giving written notice to the Committee or its designee specifying the number of Shares as to which the Option is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) and any applicable taxes in accordance with Section 11. Payment of the purchase price of an Option shall be by certified or bank check, wire transfer of immediately available funds to a Company bank account designated by the Company or, if permitted by the Committee, in its discretion, and subject to any additional limitations which may be set forth in the Agreement, by tendering Shares, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or a combination of the foregoing. The Committee may determine and reflect in the Agreement that any Shares that may be purchased or issued under an Option will be Restricted Stock.

(e)          Rights as a Shareholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, or have any rights to dividends or other rights of a shareholder with respect to any such Shares until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement and such Shares are actually issued to such Participant.

(f)          Association with the Company; Termination. In the case of termination of a Participant’s association with the Company for reasons other than death, Options remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), and Restricted Stock must be resold to the Company, unless otherwise determined by the Committee. If any such association is terminated due to the Participant’s discharge for cause which, in the opinion of the Committee, casts such discredit on the Participant as to justify immediate termination of any Award under the Plan, such Participant’s Options may be terminated immediately.

(g)          Limitations on Incentive Stock Options. (i) Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate Option other than an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Company or an Affiliate on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(ii)         Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any “parent corporation” and any “subsidiary corporation” of the Company within the meaning of Section 424(e) and (f) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

7

(iii)        No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and (f) of the Code. This restriction does not apply if at the time such ISO is granted the option exercise price per Share subject to the Option is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five (5) years from such date of grant.

(iv)        A Participant shall give prompt written notice to the Company concerning any disposition of Shares received upon such Participant’s exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine.

(h)          Substitute Options. In the event that a transaction described in Section 424(a) of the Code involving the Company or an Affiliate is consummated, such as the acquisition of property or stock from an unrelated corporation, individuals who become eligible to participate in the Plan in connection with such transaction, as determined by the Committee, may be granted Options in substitution for options granted by another corporation that is a party to such transaction. If such substitute Options are granted, the Committee, in its discretion and consistent with Sections 409A and 424(a) of the Code, if applicable, and the terms of the Plan, though notwithstanding paragraph (b) of this Section 6, shall determine the exercise price and other terms and conditions of such substitute Options.

7.           Terms and Conditions of Restricted Stock.

(a)          Awards of Restricted Stock. Awards of Restricted Stock may be granted under the Plan from time to time by the Committee subject to all the applicable provisions of the Plan, including the terms and conditions of this Section 7, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement. Awards of Restricted Stock may be made with the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of Shares of Restricted Stock, and any such required cash payment shall be set forth in the applicable Agreement, provided that no Shares shall be issued for less than a cash payment equal to the par value of such Shares. The number of Shares subject to an Award of Restricted Stock shall be determined by the Committee and stated in the Agreement evidencing such Award.

(b)          Nature of Restricted Stock Awards. Subject to the terms and restrictions of this Section 7 or the applicable Agreement, upon delivery of certificates for Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, the Participant shall have all of the rights of a shareholder with respect to such Shares. Except as otherwise provided below, each Participant who receives Shares of Restricted Stock hereunder shall be issued one or more share certificates in respect of such Shares of Restricted Stock. Any such share certificates for Shares of Restricted Stock shall be registered in the name of such Participant but shall be appropriately legended and returned to the Company or its agent by such Participant, together with a stock power or other appropriate instrument of transfer, endorsed in blank by such Participant. The Committee may, in its discretion, determine that a Participant’s ownership of Shares of Restricted Stock shall instead be evidenced during the applicable Period of Restriction by a “book entry” (i.e., a computerized or manual entry) in the records of the Company, or its designated agent, in the name of such Participant. Such records of the Company or such agent shall, absent manifest error, be binding on all recipients of Restricted Stock hereunder. During the Period of Restriction, a Participant who holds outstanding shares of Restricted Stock shall be entitled to (i) exercise full voting rights with respect to such shares and (ii) any dividends paid thereon. Except as set forth in the Agreement, in the event of any adjustment as provided in Section 12, or any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock held by a Participant, any new or additional shares or securities or any such extraordinary dividend received by such Participant shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original shares of Restricted Stock.

8

(c)          Nontransferability of Restricted Stock. During the Period of Restriction stated in the Agreement, the Participant who receives Shares of Restricted Stock shall not be permitted to sell, transfer, pledge, assign, alienate, hypothecate, encumber or otherwise dispose of such Shares. Any attempt by such recipient to do so shall constitute the immediate and automatic forfeiture of such Shares in exchange for a cash payment equal to the par value of such Shares.

(d)          Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the applicable Agreement.

(e)          Delivery of Shares. Upon the expiration of the Period of Restriction with respect to any Shares of Restricted Stock, the restrictions set forth in the applicable Agreement shall be of no further force or effect with respect to such Shares, except as set forth in such Agreement. If applicable share certificates are held by the Company or its agent, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the Shares of Restricted Stock that have not then been forfeited and with respect to which the Period of Restriction has expired. Any Shares vested or issuable as described in this Section 7(e) shall be subject to Section 15(c) and such transfer restrictions or legending requirements that are prescribed by the Agreement or the Certificate of Incorporation of the Company.

(f)          Termination of Employment or Service. Except as otherwise provided in this paragraph (f) or by the Committee in its discretion, any Shares of Restricted Stock subject to the Period of Restriction held by a Participant shall be forfeited and revert to the Company in exchange for a cash payment equal to the par value of such Shares (or, if Shares of Restricted Stock were sold to the Participant in exchange for a cash payment greater than par value, the Participant shall be required to resell such Shares to the Company at the lower of the Participant’s cost or the then-current Fair Market Value of such Shares) upon termination of the Participant’s employment or service with the Company and the Affiliates under any circumstances, if applicable, or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Agreement. Each applicable Agreement shall set forth, at the Committee’s discretion, the extent to which, if any, the Participant shall have the right to retain Shares of Restricted Stock then subject to the Period of Restriction following such termination of the Participant.

8.           Dividend Equivalents. Awards under the Plan may also include provision for payment of dividend equivalents with respect to the Shares subject to the Award.

9.           Transfer, Leave of Absence. (a) A transfer of an employee or consultant from the Company to an Affiliate, or vice versa, or from one Affiliate to another, (b) a transfer of an employee from one position with the Company or an Affiliate to another position with the Company or an Affiliate, (c) a leave of absence, duly authorized in writing by the Company or an Affiliate, or (d) the change in status of a Participant from director to employee, or from employee to consultant, or vice versa, shall not be deemed a termination of employment or service of the affected Participant for purposes of the Plan or with respect to any Award (except to the extent required by the Code with respect to the ISO status of an Option).

9

10.         Rights of Employees and Other Persons. (a) No person shall have any rights (whether legal, equitable or otherwise) or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan or as are expressly set forth in the Agreement evidencing such Award. None of the Plan, any Agreement or any Award shall confer, directly or indirectly, on any person any legal or equitable rights, other than those constituting the Awards themselves, against the Company or any Affiliate or give rise to any cause of action in law or equity against the Company or any Affiliate.

(b)          Nothing contained in the Plan or in any Agreement shall be deemed to (i) give any employee or director the right to be retained in the employ or service of the Company or any Affiliate nor restrict in any way the right of the Company or any Affiliate to terminate any employee’s employment or any director’s service at any time with or without cause or (ii) confer on any consultant any right of continued relationship with the Company or any Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate its relationship with such consultant. None of the Plan, any Agreement or any Award shall form part of any contract of employment between the Company or any Affiliate and a Participant, and the rights and obligations of any individual under the terms of his or her office or employment with the Company or any Affiliate shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in the Plan, and the Plan shall not afford such an individual any additional rights to compensation or damages on consequence of any termination of any such office or employment under any circumstance.

(c)          The adoption of the Plan shall not be deemed to give any employee of the Company or any Affiliate or any other person any right to be selected to participate in the Plan or to be granted an Award. Awards need not be uniform as to all grants and recipients thereof.

(d)          Nothing contained in the Plan or in any Agreement shall be deemed to give any employee or director the right, other than as a Participant with respect to an Award granted to such Participant in accordance with the terms and conditions of the Plan, to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company or any Affiliate, nor be construed as limiting in any way the right of the Company or any Affiliate to determine, in its sole discretion, whether or not it shall pay any employee or director bonuses, and, if so paid, the amount thereof and the manner of such payment, other than as a Participant with respect to an Award granted to such Participant in accordance with the terms and conditions of the Plan.

(e)          Except as provided otherwise in the Plan or the applicable Agreement, a Participant’s right or entitlement to vest in any Award not vested at the time of grant shall only result from continued employment or services with the Company or any Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

10

(f)           Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares received under the Plan.

11.         Tax Withholding and Other Tax Matters. (a) Tax Withholding. The Company or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company in cash, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

(b)          Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award of Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall have delivered a copy of such election to the Company at or prior to the time of filing such election with the Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(c)          Section 409A. (i) It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (ii) of this Section 11(c), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

(ii)         The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for payment or elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Sale of the Company, shall be set forth in the applicable Agreement and shall be intended to comply in all respects with Code Section 409A, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

11

(iii)        The Company shall have complete discretion to interpret and construe the Plan and any Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan or any Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 11(c)(iii), any provision of the Plan or any Agreement would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.

(iv)        Notwithstanding the provisions of Section 12(b) to the contrary, (1) any adjustments made pursuant to Section 12(b) to Awards that are considered “deferred compensation” subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (2) any adjustments made pursuant to Section 12(b) to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (3) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 12(b) to the extent the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A at the grant date thereof to be subject to Code Section 409A.

(v)         If any Award is subject to Section 409A of the Code, the provisions of Section 12(b) shall be applicable to such Award only to the extent specifically provided in the Agreement and permitted pursuant to paragraph (ii) of this Section 11(c).

(d)          Liability for Taxes. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan; provided, however, that the Committee may, in its discretion, cause the Company to pay any such taxes.

12.         Changes in Capital; Sale of the Company. (a) No Limitations on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference shares ahead of or affecting Shares, the authorization or issuance of additional Shares, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b)          Adjustment Provisions. Notwithstanding any other provisions of the Plan to the contrary, in the event of (i) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to acquire shares or other securities of the Company, or other similar corporate transaction or event (including a Sale of the Company) that affects the Shares, or (ii) any unusual or nonrecurring events (including a Sale of the Company) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

12

(i)          adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the per share exercise price with respect to any Award or (3) any applicable performance measures;

(ii)         providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions (including any Period of Restriction) on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)        cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other shareholders of the Company in such event), including, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option over the aggregate exercise price of such Option (it being understood that, in such event, any Option having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Committee shall determine any adjustment pursuant to this Section 12(b): (i) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and (ii) subject to Section 11(c)(iv). Any actions or determinations of the Committee under this Section 12(b) need not be uniform as to all outstanding Awards, nor treat all Participants identically. All determinations of the Committee as to adjustments, if any, under this Section 12(b) shall be conclusive and binding for all purposes. Notwithstanding the foregoing, for the avoidance of doubt, if there is an exchange of Shares by the Company’s shareholders generally for shares or other securities of another company, then the Committee shall make equitable and proportional adjustments to any outstanding Awards to reflect such exchange, including a fair value exchange of such shares or other securities in proportion to Shares subject to such Awards.

(c)          Sale of the Company. Notwithstanding any other provisions of the Plan to the contrary, in the event of a Sale of the Company, in its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Award or by a resolution adopted by the Committee, that:

(i)          any outstanding Option or other Award (as applicable) that is not then exercisable shall become exercisable as to all or a portion of the Shares covered thereby, unless otherwise provided at the time of grant; and

13

(ii)         all or any portion of the restrictions and conditions applicable to any outstanding Shares of Restricted Stock (including the Period of Restriction applicable to any outstanding Shares of Restricted Stock) shall lapse.

The Committee may also arrange to have the surviving or acquiring corporation or affiliate assume any Award held by a participant or grant a replacement Award. If the optionee is terminated after a change in control by the Company without cause, or in the case of certain officers designated from time to time by the Committee resigns under certain circumstances, within two years following the change in control, all unvested Options will vest and all Options will be exercisable for the shorter of four years or their original duration and all other Awards will vest. If the Committee does not provide for immediate vesting, outstanding Awards to the extent not fully vested will be forfeited.

No Participant shall have any right to prevent the consummation of any transaction involving the Company or an Affiliate or any of the forgoing actions affecting the number of Shares available to, or other entitlements of, such Participant under the Plan or any Award. Any actions or determinations of the Committee under this Section 12(c) need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 12(c) shall be applicable only to the extent specifically provided in the Agreement and permitted pursuant to Section 11(c).

13.         Limits of Liability. (a) Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

(b)          None of the Company, any Affiliate, any member of the Committee or the Board or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)          The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award.

14.         Duration, Amendment and Termination.

(a)          Effective Date and Duration of the Plan. The Plan is effective as of February 3, 2014, provided that the Plan is approved by the holders of a majority of the Company’s outstanding Shares which are present and voted at a meeting, or by written consent of all the holders of a majority of the Company’s outstanding Shares in lieu of a meeting, which approval must occur within the period ending twelve (12) months before or after the date the Plan is adopted by the Board (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to this Section 14, until all Shares subject to the Plan shall have been delivered, and any restrictions on such shares have lapsed, pursuant to the Plan’s provisions. However, in no event may any Incentive Stock Options be granted under the Plan on or after ten (10) years from the Effective Date.

14

(b)          Amendment and Termination of the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules.

(c)          Amendment of Awards. The Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Agreement, retroactively or otherwise, but no such amendment shall be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

15.         General Provisions. (a) Unfunded Status of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Any proceeds from the sale of Shares pursuant to Awards granted under the Plan shall constitute general funds of the Company.

(b)          Transferability of Awards. Except as otherwise provided in this paragraph (b) of Section 15, or by the Committee or the applicable Agreement with respect to Awards other than ISOs, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and, as applicable, shall be exercisable during the lifetime of a Participant only by him or her. Except as otherwise provided by the Committee, if a Participant dies, Options held by such Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Committee, Options not exercisable at a Participant’s death terminate. Outstanding Awards of Restricted Stock must be transferred to the Company upon a Participant’s death except as otherwise determined by the Committee. In furtherance and not in limitation of the foregoing, an Agreement may permit the exercise or payment of a Participant’s Award (or any portion thereof) after his or her death by or to the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Participant by will or by the laws of descent and distribution. In the event any Option or other Award is transferred to, or exercised by, the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of such Option or other Award, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement, and in accordance with such terms and conditions as may be specified from time to time by the Committee, such Award shall be subject to any applicable Period of Restriction, and the Company shall be under no obligation to issue Shares thereunder unless and until the Committee is satisfied that the person or persons exercising or receiving such Option or other Award is the duly appointed legal representative of the deceased Participant’s estate or the proper legatee or distributee thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable.

(c)          Conditions for Issuance. (i) The granting of Awards and the issuance of Shares under the Plan shall be subject to the Certificate of Incorporation of the Company and all applicable laws, rules and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

15

(ii)         If at any time the Committee shall determine, in its discretion, that the listing, approval for listing, registration or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance, sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or settlement of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not reasonably acceptable to the Committee.

(iii)        If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(iv)        Upon termination of any period of suspension under this Section 15(c), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to the shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(v)         The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring the Shares for investment without a view to the distribution thereof, or provide such other representations and agreements as the Committee may prescribe. The Committee may determine and reflect in the Agreement applicable to any Award the nature and extent of any restrictions to be imposed on the Shares that may be purchased or received thereunder, including restrictions on the transferability of such Shares for such period as the Committee may determine, and, further, that in the event a Participant’s employment or service with the Company or an Affiliate terminates or any conditions applicable such Award and set forth in such Agreement fail to be satisfied during the period in which such Shares are nontransferable, the Participant shall, to the extent such Shares shall not have been forfeited, be required to sell such Shares back to the Company at such prices as the Committee may specify in such Agreement. Without limiting the foregoing, an Award and any Shares received upon the exercise or settlement of an Award shall be subject to such other transfer or ownership restrictions or legending requirements as the Committee may establish in its discretion and may be referred to in the Agreement or on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

(d)          Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

16

(e)          Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

(f)          No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, employees or consultants or grant or assume Share-based awards or other rights otherwise than under the Plan. Benefits under the Plan shall not be treated as pensionable earnings for purposes of any pension plan maintained by the Company or any Affiliate, unless explicitly provided otherwise in such plan.

(g)          Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(h)          Construction. The words “Section,” “subsection” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The words “or” or “any” are not exclusive. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

(i)           Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Awards granted hereunder.

(j)           Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such shares may nevertheless be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(k)           Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any subsidiary or affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

(l)           Right of Offset. The Company and the Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any subsidiary or affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

17

(m)          Affiliate Employees. In the case of a grant of an Award to any Participant who is employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by such award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Affiliate will transfer such Shares to such Participant in accordance with the terms of such Award specified by the Committee pursuant to the provisions of the Plan. The Committee may also adopt procedures regarding the treatment of any Shares so transferred to an Affiliate that are subsequently forfeited or cancelled.

(n)          Participants Based Outside of the United States. The Committee may grant awards to eligible individuals who are not United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including to avoid triggering a public offering or to maximize tax efficiency).

18